Exhibit 10.10

SECOND AMENDMENT TO LOAN AGREEMENT

THIS SECOND AMENDMENT TO LOAN AGREEMENT is made as of February 1, 2012 (the "Second Amendment to Loan Agreement," or this "Amendment"), among TRANSCOASTAL PARTNERS, LLC, a Texas limited liability company, and TRANSCOASTAL CORPORATION, a Texas corporation ("Borrowers"), GREEN BANK, N.A., a national banking association ("Administrative Agent" ) and the lenders party hereto (the "Lenders ").

R E C I T A L S

A.            Borrowers, Administrative Agent and the Lenders are parties to a Loan Agreement dated as of May 19, 2011 as amended by that certain First Amendment dated as of June 22, 2011 (the "Original Loan Agreement").

B.            The parties desire to, among other things, amend the Original Loan Agreement to increase the Commitment of Liberty Capital Bank, a state banking association and to increase the Borrowing Base all as hereinafter provided.

NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Same Terms. All terms used herein which are defined in the Original Loan Agreement shall have the same meanings when used herein, unless the context hereof otherwise requires or provides. In addition, all references in the Loan Documents to the "Agreement" shall mean the Original Loan Agreement, as amended by this Amendment, as the same shall hereafter be amended from time to time. In addition, the following terms have the meanings set forth below:

"Effective Date" means February 1, 2012.

"Modification Papers" means this Amendment, the Restated Liberty Capital Bank Note, the Authorization Certificates, and all of the other documents and agreements executed in connection with the transactions contemplated by this Amendment.

2.            Conditions Precedent. The obligations and agreements of Administrative Agent and the Lenders as set forth in this Amendment are subject to the satisfaction (in the opinion of Administrative Agent), unless waived in writing by Administrative Agent, of each of the following conditions (and upon such satisfaction, this Amendment shall be deemed to be effective as of the Effective Date):

A.     Modification Papers. This Amendment and the other Modification Papers shall be in full force and effect and shall have been executed by Borrowers, Guarantors, Administrative Agent and the Lenders.

B.     Restated Liberty Capital Bank Note. Borrowers shall have executed and delivered to Lender, for the benefit of Liberty Capital Bank, a promissory note made by Borrowers payable to the order of Liberty Capital Bank in the original principal sum of $2,000,000 (the "Restated Liberty Capital Bank Note").

SECOND AMENDMENT TO LOAN AGREEMENT – Page 1

C.     Authorization Certificates. Borrowers shall have delivered certificates from all appropriate Loan Parties which are entities (each an "Authorization Certificate") satisfactory in form and substance to Administrative Agent authorizing the execution, delivery and performance of the Modification Papers.

D.     Borrowing Base Increase Fee. Administrative Agent shall have received payment for the benefit of the Lenders of a modification fee in the amount of $5,000.

E.     Fees and Expenses. Administrative Agent shall have received payment of all out-of-pocket fees and expenses (including reasonable attorneys' fees and expenses) incurred by Administrative Agent in connection with the preparation, negotiation and execution of the Modification Papers.

F.     Representations and Warranties All representations and warranties contained herein or in the documents referred to herein or otherwise made in writing in connection herewith or therewith shall be true and correct with the same force and effect as though such representations and warranties have been made on and as of the Effective Date.

3.            Amendments to Original Loan Agreement. On the Effective Date, the Original Loan Agreement shall be amended as follows:

(a)     Section 3.6 of the Original Loan Agreement shall be amended in its entirety and replaced with the following:

“3.6     Monthly Borrowing Base Reduction. The Borrowing Base in effect from time to time shall reduce automatically on the first day of each month in the amount (the “Monthly Reduction Amount”) determined in accordance with this Section. Initially, the Monthly Reduction Amount shall be the amount set forth below during the periods set forth opposite each amount:

Amount	Period

$0.00	Closing Date through February 28, 2012

$125,000	March 1, 2012 through Maturity Date

Each reduction shall occur automatically on the first day of each month. Upon any determination of the Borrowing Base, Administrative Agent reserves the right to revise the Monthly Reduction Amount as it deems appropriate in accordance with then current practices, customary procedures and standards used by Administrative Agent for its petroleum customers generally. If solely by reason of the reduction of the Borrowing Base pursuant to this Section 3.6 the Principal Debt then outstanding exceeds the Borrowing Base as reduced, then Borrowers shall promptly pay an amount which will reduce the Principal Debt then outstanding to an amount equal to or less than the Borrowing Base as so reduced.”

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(b)     Section 7.1A. of the Original Loan Agreement shall be amended in its entirety and replaced with the following:

“A.     Annual Financial Statements. Within one hundred twenty (120) days of its fiscal year end, its annual financial statements to include a balance sheet, an income statement, a cash flow statement and such other statements and supporting schedules or documentation as Administrative Agent may require. Beginning with the fiscal year ending December 31, 2011, These financial statements must be audited by an independent certified public accounting firm acceptable to Administrative Agent. The statements shall be prepared on a consolidated and consolidating basis.”

(c)     Section 7.1.G. of the Original Loan Agreement shall be amended in its entirety and replaced with the following:

“G.     Quarterly Production and Hedge Compliance Reports. As soon as available and in any event not later than the forty-fifth (45th) day following the end of each quarter, internally prepared production reports and hedge compliance reports in the form of Exhibit F attached hereto showing for each of the Mortgaged Properties on a lease-by-lease or unit basis for the quarter covered thereby all production of oil, gas and other hydrocarbons therefrom during the subject quarter, all proceeds received during the subject quarter from the sale of production from such properties, all expenses and taxes incurred during the subject quarter attributed to such properties, a description of all material operations conducted on such properties since the last quarterly report (including the number of wells drilled, operated or abandoned), and such other information as Administrative Agent may reasonably request.”

(d)     Schedule 2 of the Original Loan Agreement shall be amended in its entirety and replaced with Schedule 2 attached hereto.

(e)     The Original Loan Agreement shall be amended to add a new Exhibit F thereto in the form of Exhibit F hereto.

4.            Borrowing Base Increase. On the Effective Date, the Borrowing Base shall be increased from $16,000,000 to $17,000,000. The next scheduled Determination Date is May 1, 2012.

5.            Waiver. Prior to December 13, 2011, Borrowers failed to comply with the minimum Hedging Contract requirements as set forth in Section 7.12 of the Original Loan Agreement. As a result of such failure, a Potential Default has occurred which could become, following notice, an Event of Default pursuant to Section 10.3(b) of the Loan Agreement (the “Default”). Notwithstanding the foregoing, Administrative Agent and the Lenders hereby waive the Default; provided, however, such waiver is provided only to the limited extent specifically stated herein and for the period specified herein.

6.            Certain Representations. Borrowers represent and warrant that, as of the Effective Date: (a) each Loan Party has full power and authority to execute the Modification Papers to which it is a party and the Modification Papers executed by each Loan Party constitute the legal, valid and binding obligation of such Loan Party enforceable in accordance with their terms, except as enforceability may be limited by general principles of equity and applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting the enforcement of creditors' rights generally; and (b) no authorization, approval, consent or other action by, notice to, or filing with, any governmental authority or other person is required for the execution, delivery and performance by each Loan Party thereof. In addition, Borrowers represent that all representations and warranties contained in the Original Loan Agreement are true and correct in all material respects on and as of the Effective Date (except representations and warranties that relate to a specific prior date are based upon the state of facts as they exist as of such date).

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7.            No Further Amendments. Except as previously amended in writing or as amended hereby, the Original Loan Agreement shall remain unchanged and all provisions shall remain fully effective between the parties.

8.            Limitation on Agreements. The modifications set forth herein are limited precisely as written and shall not be deemed (a) to be a consent under or a waiver of or an amendment to any other term or condition in the Original Loan Agreement or any of the Loan Documents, or (b) to prejudice any right or rights which Administrative Agent or any Lender now has or may have in the future under or in connection with the Original Loan Agreement and the Loan Documents, each as amended hereby, or any of the other documents referred to herein or therein. The Modification Papers shall constitute Loan Documents for all purposes.

9.            Confirmation of Security. Borrowers hereby confirm and agree that all of the deeds of trust, security agreements and other security instruments which presently secures the Obligations shall continue to secure, in the same manner and to the same extent provided therein, the payment and performance of the Obligations as described in the Original Loan Agreement as modified by this Amendment.

10.          Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed an original, but all of which constitute one instrument. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.

11.          Incorporation of Certain Provisions by Reference. The provisions of Section 13.3 of the Original Loan Agreement captioned "Choice of Law and Venue" and Section 13.21 of the Original Loan Agreement captioned "Waiver of Jury Trial" are incorporated herein by reference for all purposes.

12.          Entirety, Etc. This instrument and all of the other Loan Documents embody the entire agreement between the parties. THIS AMENDMENT AND ALL OF THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[This space is left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date and year first above written.

BORROWERS TRANSCOASTAL PARTNERS, LLC

By
Stuart G. Hagler Manager

TRANSCOASTAL CORPORATION

By
Stuart G. Hagler President

SECOND AMENDMENT TO LOAN AGREEMENT – Signature Page

GREEN BANK, N.A. as Administrative Agent and a Lender

By
Jeff Cheatham, Senior Vice President

SECOND AMENDMENT TO LOAN AGREEMENT – Signature Page

LIBERTY CAPITAL BANK

By
Janice Martin, Senior Vice President

SECOND AMENDMENT TO LOAN AGREEMENT – Signature Page

GUARANTOR ACKNOWLEDGMENT

Guarantors hereby acknowledge and agree that the Guaranty Agreements each dated May 19, 2011, from each Guarantor for the benefit of Lender, continue to remain in full force and effect and continue to guaranty the Obligations as amended hereby.

__________________________________ Stuart G. Hagler __________________________________ David J. May __________________________________ W.A. Westmoreland

 SECOND AMENDMENT TO LOAN AGREEMENT – Signature Page

SCHEDULE 2

COMMITMENTS

Green Bank, N.A. 5950 Sherry Lane, Suite 400 Dallas, Texas 75225 Attn: Jeffrey D. Cheatham	$15,000,000
Liberty Capital Bank 5055 Keller Springs Rd., Suite 120 Addison, Texas 75001 Attn: Janice Martin	$2,000,000

 SECOND AMENDMENT TO LOAN AGREEMENT – Schedule 2

EXHIBIT F

QUARTERLY PRODUCTION AND HEDGE COMPLIANCE CERTIFICATE

TO:      Green Bank, N.A., as Administrative Agent

Reference is made to that certain Loan Agreement dated as of May 19, 2011 (the “Loan Agreement”), among TRANSCOASTAL PARTNERS, LLC and TRANSCOASTAL CORPORATION, GREEN BANK, N.A., as Administrative Agent and the Lenders from time to time party thereto. The defined terms used in this Certificate shall have the same meanings as provided therefor in the Loan Agreement, unless the context hereof otherwise requires or provides. This is the Property Certificate referred to in the Loan Agreement.

TransCoastal Corporation and TransCoastal Partners, LLC each HEREBY CERTIFIES to Administrative Agent that a true, complete and correct quarterly production and quarterly hedging reports are attached hereto.

[Attach completed reports]

IN WITNESS WHEREOF, the undersigned have executed and delivered this certificate, this _____ day of _________________, 20__.

TRANSCOASTAL PARTNERS, LLC

By:
Name:
Title:

TRANSCOASTAL CORPORATION

By:
Name:
Title:

 SECOND AMENDMENT TO LOAN AGREEMENT – Exhibit F